                                                           Exhibit No. EX-99.p.7

                     [MAZAMA CAPITAL MANAGEMENT, INC. LOGO]

                                 Code of Ethics

                                 March 28, 2005

                                Table of Contents

Code of Ethics.............................................................- 3 -
   Background..............................................................- 3 -
   Policy..................................................................- 3 -
     Key Definitions.......................................................- 3 -
   Responsibility..........................................................- 4 -
   Procedure...............................................................- 5 -
     Employee Reports......................................................- 5 -
     Compliance with other Securities Laws.................................- 6 -
     Prohibited Trading Practices..........................................- 7 -
Standards of Conduct.......................................................- 8 -
     Conflict of Interest..................................................- 8 -
     Vendor and Client Gifts...............................................- 8 -
     Corporate Opportunity................................................- 10 -
     Investing in a Customer's Business...................................- 10 -
     Acting as a Fiduciary................................................- 10 -
     Outside Employment...................................................- 11 -
     Personal Use of Company Resources....................................- 11 -
     Confidentiality......................................................- 11 -
     Privacy..............................................................- 12 -
     Civic/Political Activities and Contributions.........................- 12 -
     Lobbying Activities..................................................- 13 -

Code of Ethics
Background
Rule 204A-1 under the Investment Advisers Act of 1940 (the "Investment  Advisers
Act") requires that Mazama Capital Management, Inc. ("Mazama") adopt and enforce a written Code of Ethics applicable to its supervised persons.  Rule 17j-1 under the Investment Company Act of 1940 (the "Investment  Company Act") requires that
Mazama,  if it serves as a sub  adviser or adviser  to a  registered  investment company,  to adopt a  written  Code of  Ethics  and to  report  to the  Board of
Trustees of a Trust (the "Board") any material compliance violations.  The Board may  approve a Code of Ethics  only after it has made a  determination  that the
Code  of  Ethics  contains  provisions  designed  to  prevent  "Access  Persons"
(summarized below) from engaging in fraud.

Policy
The Code of Ethics  (the  "Code") is intended  to  establish  ideals for ethical conduct  based on  fundamental  principals of openness,  integrity,  honesty and trust. The Code is not intended to address every situation.  Accordingly, Mazama reserves  the right to  revoke,  modify,  interpret,  and apply its  guidelines, policies or procedures at its sole discretion, and without prior notice.

Mazama's Code applies company-wide.  While the Code is based on requirements set forth in Rule 204A-1 and Rule 17j-1 (the "Rules"), it also addresses issues that concern  Mazama and  applies to all  employees.  The Code does not  replace  the provisions  on employee  conduct in the Employee  Handbook;  instead,  it offers general  guidance  on  certain  issues for  maintaining  Mazama's  high  ethical standards.  Please note that Mazama expects you to comply with the letter of the
Code and to observe its spirit.  Always  consider  how your  actions as a Mazama employee will reflect on the Company as a whole. If an employee acts in a manner contrary to the Code,  he or she could be subject to  corrective  action,  which
could  range  from  counseling  to  termination  of  employment,   depending  on
management's evaluation of the circumstances.

Key Definitions
For other  definitions,  see Appendix 1. The term  "Access  Person" is generally defined  by the  Rules to  include  any  supervised  person  who has  access  to nonpublic information  regarding clients' purchases or sales of securities,  who is involved in making securities  recommendations to clients,  or who has access to such recommendations that are nonpublic.  Mazama is an independent,  employee owned firm;  for the  purposes of this code,  only  employees  of Mazama will be considered "Access Persons".  The Mazama Compliance Officer (defined below) will notify an employee if that person fits the above  definition and maintain a list of all Access Persons (see Appendix 2).

The term "Covered  Security"  means any Security (see Appendix 1) other than (i)
direct  obligations  of the  Government  of the  United  States;  (ii)  bankers'
acceptances,  bank  certificates of deposit,  commercial  paper and high quality short-term debt instruments,  including repurchase agreements;  and (iii) shares issued by  open-end  investment  companies  (i.e,  mutual  funds) not advised or sub-advised by Mazama.

The term "employee" shall mean any director, officer or employee of Mazama.

The term  "Personal  Account"  shall  include each and every  account  wherein a
Mazama  employee  influences  or controls  the  investment  decisions.  A Mazama employee is deemed to  influence  or control  the  investment  decisions  if the account is for the benefit of (i) any  employee;  (ii) a spouse of any employee;
(iii) any child under the age of 22 of an employee, whether or not residing with the  employee;  (iv) any other person  residing in the same  household  with the employee;  (v) any other account in which an employee has a beneficial interest.
The  employee  may  obtain  a  written   exemption  from  the  Personal  Account
designation by the  Compliance  Officer if the Officer  determines  that (i) the certifying  employee  does  not  influence  the  investment  decisions  for  any specified  account of such  spouse,  child,  or dependent  person;  and (ii) the person or persons making the  investment  decisions for such account do not make such  decisions,  in whole  or in part,  upon  information  that the  certifying employee has provided.

Responsibility
In order to meet the  requirements of the Rules,  this Code includes a procedure for detecting and preventing  material trading abuses and requires all employees to report personal securities  transactions on an initial,  quarterly and annual basis (the  "Reports").  Mazama has appointed the following  persons to serve as the Chief Compliance Officer and Compliance Officer:

Brian P. Alfrey
Chief Compliance Officer

Shannon M. Lynch
Compliance Officer

The Compliance  Officer will receive and review Reports  delivered in accordance with the procedures listed below under Employee Reports below. Any violations to the Code must be  reported to the  Mazama's  Chief  Compliance  Officer who will review the violation with the firm's President. Additionally, in accordance with the Rules and Administration of Code of Ethics below, any material violations to the Code will be  reported  to the Board and upon  request  to other  clients of
Mazama.  Any  questions  regarding  Mazama's  policies or  procedures  regarding insider  trading,  confidential  information and conflicts of interest should be referred to the Compliance Officer.

Procedure
Employee Reports
All  employees are required to submit the  following  reports to the  Compliance
Officer  for in  respect  of  every  Personal  Account,  including  those of any immediate  family member residing at the same address.  In lieu of providing the
Reports,   an  employee  may  submit   brokerage   statements   or   transaction
confirmations  that contain duplicate  information.  Employees should arrange to have brokerage  statements and  transaction  confirmations  sent directly to the
Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

Employee  Holdings  Reports  and  Certifications.  Within ten days of  beginning employment and within the first forty five days of each year, each employee must report the following information:
     1.   The  title,  number of shares  and  principal  amount of each  Covered
          Security in which the employee  had any direct or indirect  beneficial ownership  (this  requirement  is met by attaching a recent  brokerage statement  for all  brokerage  accounts  held by the access person and their household members).
     2.   The  name  of any  broker,  dealer  or bank  with  whom  the  employee maintains an account in which any securities  were held for the direct or  indirect  benefit  of the  employee  (this  requirement  is met by attaching a recent brokerage statement for all brokerage accounts held by the employee and their household members); and
     3.   The date the report is submitted by the employee.
     4.   A form of the Employee Certification is attached as Appendix 4.

Quarterly  Transaction  Reports.  Within thirty days of the end of each calendar quarter, each employee must report the following information:

     1.   With respect to any transaction during the quarter in a Covered:
          a.   The date of the  transaction,  the title,  the interest  rate and maturity  date (if  applicable),  the  number of  shares  and the principal amount of each Covered Security involved;
          b.   The nature of the transaction (i.e., purchase, sale);
          c.   The price of the Covered  Security at which the  transaction  was effected;
          d.   The name of the broker,  dealer or bank with or through which the transaction was effected; and
          e.   The date that the report is submitted by the employee.

     2.   With respect to any Personal  Account  established  by the employee in which any securities were held during the quarter:
          a.   The name of the  broker,  dealer or bank  with whom the  employee established the account;
          b.   The date the account was established; and
          c.   The date that the report is submitted by the employee.
          d.   A  form  of the  Quarterly  Transaction  Report  is  attached  as
               Appendix 5.

Administration of the Code of Ethics
Reporting Violations and Certifying Compliance

     1.   Mazama  shall use  reasonable  diligence  and  institute  policies and
          procedures   reasonably   necessary  to  prevent  its  employees  from
          violating this Code;
     2.   The  Compliance  Officer  shall  circulate  the  Code and  receive  an acknowledgement  from  each  employee  that the Code has been read and understood;
     3.   The Compliance Officer shall review all Reports to determine whether a possible  violation  of  the  Code  and/or  other  applicable  trading policies and procedures may have occurred.
     4.   No employee  shall  review his or her own  Report(s).  The  Compliance
          Officer shall appoint an alternative to review his or her own Reports.
     5.   On an annual  basis,  the  Compliance  Officer shall prepare a written report  describing  any issues  arising under the Code or  procedures, including information about any material violations of the Code or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Chief Compliance Officer for review;
          and
     6.   On an annual  basis,  Mazama  shall  certify  to the  Board,  and upon request to the Client for which it serves as an adviser or sub-adviser that it has adopted  procedures  reasonably  necessary  to prevent its
          Access Persons from violating the Code of Ethics.

Compliance with other Securities Laws
This Code is not  intended to cover all possible  areas of  potential  liability under the Investment  Adviser Act,  Investment  Company Act or under the federal securities laws in general.  For example,  other provisions of Section 17 of the
Investment  Company  Act  prohibit  various  transactions  between a  registered investment  company  and  affiliated  persons,  including  the  knowing  sale or purchase of property to or from a registered  investment  company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or  commingling  of funds)  between an  investment  company and an affiliated person.

In  addition,   the  Securities  Exchange  Act  of  1934  may  impose  fiduciary obligations and trading  restrictions on employees in certain situations.  It is expected that employees will be sensitive to these areas of potential  conflict, even  though  this Code  does not  address  specifically  these  other  areas of fiduciary responsibility.

Prohibited Trading Practices
     1.   All employees of Mazama are required to obtain  written  pre-clearance of all transactions involving any Securities,  including: mutual funds
          (including i-shares);  options; futures; treasury notes and bonds; and
          municipal  and  corporate  bonds.  It is not  necessary  to  pre-clear transactions involving money market securities (including money market mutual funds). A form of Mazama's  Personal Trade Order  Pre-Clearance
          Ticket is attached as Appendix 7.
          a.   Pre-clearance  is to be obtained from the  Compliance  Officer or
               Chief  Compliance  Officer.  Personal  trades  on  behalf  of the
               Compliance  Officer must be pre-cleared  by the Chief  Compliance
               Officer  or  a  senior   officer  in  the  portfolio   management
               department.  Personal  trades on  behalf of the Chief  Compliance
               Officer must be pre-cleared by the Compliance Officer or a senior
               officer  in  the  portfolio  management   department.   Automatic
               purchases  of  mutual  funds  only  need  to be  approved  by the
               Compliance Officer or Chief Compliance Officer once, prior to the initial purchase.
     2.   No employee may purchase or sell directly or indirectly,  any security in which he or she has,  or by reason of such  transactions  acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale:
          a.   is  being  considered  for  purchase  or sale by a Fund or  other client account;
          b.   is in the process of being  purchased  or sold by a Fund or other client  account  (except  that an employee may  participate  in a bunched  transaction  with a Fund or client  account if the price terms  are the  same in  accordance  with  trading  policies  and procedures adopted by Mazama); or
          c.   is in the process of being purchased or sold for a Fund or client account,  or for which an opposing  transaction  (purchase versus sale) is  underway  or has  transpired  within  the prior 7 days.
               Employees may purchase or sell securities  immediately  following transactions  on behalf of a Fund or other client  account if the transaction is on the same side of the market (i.e.  purchasing a security  that has been  purchased by a Fund or client  account), subject to all other  restrictions  and requirements set forth in this Code and Mazama's  policies and procedures  governing trades by Investment Personnel.
     3.   All  employees of Mazama are  prohibited  from  directly or indirectly acquiring  beneficial ownership in any securities in an IPO or Limited
          Offering.
     4.   No Employee  may trade ahead of a Fund or client  account in violation of this Code - a practice known as "frontrunning."
     5.   If both,  an employee of Mazama and a client of Mazama are engaging in transactions  involving  a  Publicly  Traded  Security  an  actual  or apparent  conflict of interest could arise. In any situation where the potential for conflict  exists,  transactions for client accounts take precedence over transactions for Personal Accounts.
     6.   Before an  employee  buys or sells a Publicly  Traded  Security  for a
          Personal  Account,  he or she  must  confirm  that he or she is not in receipt of any material,  nonpublic  information that would affect the price of that Publicly Traded Security;
     7.   The  Compliance  Officer shall review all employee  transactions  on a daily basis. Any  transactions  which are found to be in conflict with
          Mazama's  fiduciary  obligation  to its  clients  will be  subject  to cancellation. The Compliance Officer shall retain all employee trading records as part of the books and records as  required by the  Advisers
          Act and the rules promulgated there under.

Standards of Conduct

Conflict of Interest
Mazama expects its employees to avoid  conducting  personal or private  business that conflicts  with, or give the appearance of conflicting  with, the interests of the Company or its customers. Mazama considers a 'conflict of interest' to be
any  situation  in  which  your  own  interests   could   interfere   with  your
responsibilities   as  an  employee  of  Mazama.   Additionally  the  Compliance
Department  periodically  reviews  all vendor and client  relationships  for any potential  conflicts of interest,  including  relationships with affiliates,  if any.

Vendor and Client Gifts
Mazama has chosen to comply with the basic limits of the National Association of
Securities Dealers ("NASD") and AIMR standards for gifts.

     Broker/Dealers/Third Party Research Providers/Publicly Traded Companies
     Gifts,  other than occasional  meals,  tickets to sporting events and other entertainment events, received from broker/dealer(s),  third party research provider(s),  and/or publicly traded  companies in excess of $100.00 should be  disclosed to the Chief  Compliance  Officer and will be returned to the broker/dealer  or  underwriter,  or will be  donated to  charity.  Under no circumstances  may  travel  expenses,  other  than  short  distance  ground transportation,  be paid for or  reimbursed  to any employee of Mazama by a client, broker/dealer, third party research provider and/or publicly traded company.

     Other Vendors and Clients
     Mazama and  employees  of Mazama may not give gifts in excess of $100.00 to vendors and/or clients with the exception of occasional  meals,  tickets to sporting events, and other  entertainment  events.  Mazama and employees of
     Mazama may not receive gifts from vendors and/or clients with the exception of occasional meals,  tickets to sporting events,  and other  entertainment events.  In the event that an employee of Mazama has been given a gift from a client and/or vendor,  other than a broker/dealer,  in excess of $100.00, the gift must be disclosed to the firm's Chief Compliance Officer, at which point a  determination  will be made if the gift is excessive and should be returned. Upon prior approval from the Chief Compliance Officer, Mazama may provide lodging and air travel for client travel.

Business Relationships
All  business   relationships  at  Mazama  must  be  based  purely  on  business considerations,  not on the  personal  interests  of Company  employees or their associates.  Here are some examples of business  relationships  that may cause a conflict of interest:
     1.   A Mazama employee holds a significant personal financial interest in a company that conducts business with Mazama;
     2.   A Mazama employee holds a significant personal financial interest in a company that competes with Mazama;
     3.   A Mazama employee is an immediate  relative or close friend of someone who  stands to  directly  profit  from  and/or  who holds a  financial interest in a company that conducts business with Mazama;
     4.   A Mazama  employee  is  involved  in any form of  personal or business relationship with a customer that could directly affect the employee's ability to make an independent  decision to extend  credit,  accept or process loan payments,  modify loan terms and condition,  or otherwise administer any other aspect of the borrower's business or relationship with the Company.

If you believe that a potential business  relationship would cause a conflict of interest,  do not  take  part  in the  business  decision  affected.  If you are confident  that  your  business  relationship  does not  present a  conflict  of interest,  but fear that it might appear as such,  disclose the  relationship to the Chief Compliance Officer.

Corporate Opportunity
Employees  may not acquire or derive  personal  gain or profit from any business opportunity  or  investment  that  comes  to  their  attention  as a  result  of employment  with  Mazama and in which  Mazama  might  reasonably  be expected to participate  without  first  disclosing  all relevant  facts  pertaining  to the opportunity to the Chief Compliance Officer.

Investing in a Customer's Business
Generally,  employees may invest in a Mazama client's or vendor's business if it is a public  corporation  whose stock is widely held or if it is a business that is  owned  by  the  employee's  family  and  is  closely  held.  Other  business investments  are  acceptable if they represent less than one percent (1%) of the value of the company's equity or debt.  Investments  outside of these guidelines should be discussed with the Chief Compliance  Officer to ensure that a conflict is not present. Regardless of the level of ownership you may have in a business, it is important  that you remove  yourself from any situation in which you could be perceived to have  influence over the  relationship  between the business and
Mazama

Acting as a Fiduciary

A "fiduciary"  is a person to whom property or power is given for the benefit of a third party. Acting as a trustee, executors of an estate or legal guardian are common examples of a fiduciary  relationship.  Mazama generally  discourages you from acting as a fiduciary because fiduciary duties:
     1.   Can consume much of your time,
     2.   Might compete directly with similar services offered by Mazama, and;
     3.   Might put you in a conflict of interest.

Mazama may allow your or your  immediate  family  members to act as fiduciary if these conditions are met:
     1.   The fiduciary  relationship  is with a member of your family or with a close friend whose  friendship is independent of any business with the
          Company.
     2.   You have not manipulated a customer to enter a fiduciary  relationship involving the customer  (particularly  with respect to bequests  under wills or grants under trusts).
     3.   You do not use any Mazama resources in your capacity as fiduciary.
     4.   You must receive approval from the Chief Compliance Officer before you accept an  appointment  as a  fiduciary,  except  when your  fiduciary relationship is with an immediate  family member or close friend whose friendship  is  independent  of any  business  relationship  with  the
          Company.

Outside Employment

Mazama  generally  discourages  its  employees  from  holding a second job,  but outside  employment  may be allowed in some cases.  The  Company  does not allow employees to engage in outside work that:
     1.   Detracts  from your  ability to  discharge  your  responsibilities  to
          Mazama
     2.   Adversely affects the quality of your work for Mazama
     3.   Competes with Mazama
     4.   Requires the use of Mazama's resources or facilities.
     5.   Affirms/implies   that  Mazama   endorses  or  sponsors  your  outside
          interest.
     6.   Damages Mazama's reputation.
     7.   Creates a conflict of interest.
Before you accept outside  employment,  you should  discuss the concerns  listed above with the Chief Operating Officer.

Personal Use of Company Resources
Personal  use of  Mazama  resources  is  prohibited  except  where  specifically allowed.  Occasional,  minimal  use of Mazama  resources  may be  allowed  under certain  circumstances,  but you may be asked to  reimburse  the Company for the direct costs associated with such use.

Confidentiality
Employees  are  entrusted  with and  have  access  to  equipment,  systems,  and information  related to our business and our customers,  all of which are highly
valuable  assets  of  Mazama.   Examples  of  items  that  must  be  treated  as
confidential  include,  but are not limited to:  business  systems;  Information about clients,  vendors, and employment  relationships;  products;  research and
development  material;   client  accounts  (including  all  employee  accounts);
policies and procedures; and corporate decisions and future plans.

We  consider  all  information  about  our  business  or  customers  that is not generally  known to the public or to our  competitors to be  confidential.  This confidential  information is a valuable asset of Mazama,  and protection of this asset is important to  maintaining  our  competitive  position in the  financial services  industry.  It is the  responsibility  of each employee to maintain the confidentiality of all confidential information both during and after his or her employment.

When in doubt as to the confidentiality or proprietary nature of resources or to report a  privacy  incident,  where  non-public  information  is  handled  in an
unsecured  manner,  or  shared,   intentionally  or  unintentionally,   with  an
unauthorized party, consult the Chief Compliance Officer.

Privacy
You must maintain  confidentiality when sharing client information within Mazama or with contracted  outside service  providers or vendors (i.e.  consultants and custodians).  Please read the  Privacy  Policy  located in Mazama's  Polices and
Procedures.

Outside Directorships
You may not serve as a director of a public or private  business  without  prior written approval of the Chief Compliance  Officer.  You also need prior approval to serve as a paid director for a not for-profit organization. However, you need no permission to serve as an unpaid director of a  not-for-profit  organization.
Before  you  agree to serve in any  outside  directorship,  make  sure  that the position  does not cause a conflict  of interest  or reflect  negatively  on the business activities or reputation of Mazama

Civic/Political Activities and Contributions
Mazama encourages you to exercise your responsibility to vote and take an active interest in the issues of your community. You should remember, however that your own civic and political  activities and contributions  represent your own views, not those of Mazama.

You should not use envelopes or stationary printed with Mazama's name or address
for  your  political   correspondence.   You  are  certainly   allowed  to  make
contributions to any political candidate or party you choose.  However,  you are not to make any donation or present any personal gift in the name of Mazama. You should also make sure that the recipient of the contribution does not think that your contribution represents an endorsement from Mazama.

Lobbying Activities
Employees  may not undertake  activities  designed to influence the decisions or actions of Government officials in a manner that would require them or Mazama to
register  as  a  lobbyist,  or  employer  of  a  lobbyist,   without  the  prior
authorization of the Chief Compliance Officer.

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

Signed:  ______________________________________________

Employee Name: ________________________________________

Date:  ________________________________________________

                                   Appendix 1
                                   Definitions

----------------- --------------------------------------------------------------
     Control      The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

----------------- --------------------------------------------------------------
----------------- --------------------------------------------------------------
      Fund        An investment company registered under the Investment
                  Company Act.

----------------- --------------------------------------------------------------
----------------- --------------------------------------------------------------
   Investment     (i) any employee of a Fund or Mazama (or of any company in a
    Personnel     control relationship to a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by a Fund; and (ii) any natural person who controls a Fund or Mazama and who obtains information
                  concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund.  For purposes of this Code, only personnel of Mazama are Investment Personnel.

----------------- --------------------------------------------------------------
----------------- --------------------------------------------------------------
Limited Offering  An offering that is exempt from registration under the Securities
                  Act of 1933 (the "Securities Act") pursuant to Section 4(2) or
                  Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

----------------- --------------------------------------------------------------
----------------- --------------------------------------------------------------
 Publicly Traded  Includes (i) any equity or debt instrument traded on an exchange,
   Securities     through NASDAQ or through the "pink sheets;" (ii) any options to purchase or sell such equity or debt instrument; (iii) any index stock or bond group options that include such equity or debt instrument; and (iv) any option on such futures contracts;
                  (v) any mutual fund, certificates of deposit, U.S. treasury bills and other U.S. government-issued debt instruments.

----------------- --------------------------------------------------------------
----------------- --------------------------------------------------------------
Purchase or Sale  Includes, among other things, the writing of an option to
  of a Covered    purchase or sell a Covered Security.
    Security
----------------- --------------------------------------------------------------
----------------- --------------------------------------------------------------
    Security      Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate,
                  preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit)
                  or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call,
                  straddle, option, or privilege entered into on a national
                  securities exchange relating to foreign currency, or, in
                  general, any interest or instrument commonly known as a
                  "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

----------------- --------------------------------------------------------------

                                   Appendix 2
                 List of Access Persons and Investment Personnel

----------------------- -------------------------------------- --------------------- ------------------
            Name                         Title                  Acknowledgement of    Is this Person
                                                                Receipt of Code of    also Investment
                                                                      Ethics            Personnel?
----------------------- -------------------------------------- --------------------- ------------------
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                             Directors and Officers
-------------------------------------------------------------------------------------------------------
Ronald A. Sauer         CIO, Senior Portfolio Manager                   Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
                        Executive Vice President, Chief
Brian P. Alfrey         Operating Officer, Chief Compliance             Y                    Y
                        Officer
----------------------- -------------------------------------- --------------------- ------------------
Jill R. Collins         Senior Vice President, Marketing and            Y                    N
                        Client Service
----------------------- -------------------------------------- --------------------- ------------------
Stephen C. Brink        Senior Vice President, Portfolio                Y                    Y
                        Manager, Director of Research
----------------------- -------------------------------------- --------------------- ------------------
Helen M. Degener        Strategic Advisor                               Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
-------------------------------------------------------------------------------------------------------
                                 Investment Team
-------------------------------------------------------------------------------------------------------
Gretchen Novak          Associate Portfolio Manager                     Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Alex Woodward           Sector Portfolio Manager                        Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Timothy P. Butler       Sector Portfolio Manager                        Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Michael D. Clulow       Sector Portfolio  Manager                       Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Brant DeMuth            Senior Research Analyst                         Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Ashim Mehra             Research Analyst                                Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Ron Doria               Research Analyst                                Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Joel Rubenstein         Research Analyst                                Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Angela Earl             Executive Assistant                             Y                    N
----------------------- -------------------------------------- --------------------- ------------------
Lynna Dunham            Administrative Assistant                        Y                    N
----------------------- -------------------------------------- --------------------- ------------------
-------------------------------------------------------------------------------------------------------
                               Trading Department
-------------------------------------------------------------------------------------------------------
Claudette Jacobsen      Senior Equity Trader                            Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Thomas L. Norby         Equity Trader                                   Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Blaine Dickason         Associate Equity Trader                         Y                    Y
----------------------- -------------------------------------- --------------------- ------------------
Bryan Goss              Senior Operations Associate                     Y                    N
----------------------- -------------------------------------- --------------------- ------------------
-------------------------------------------------------------------------------------------------------
                              Compliance Department
-------------------------------------------------------------------------------------------------------
Shannon Lynch           Compliance Officer                              Y                    N
----------------------- -------------------------------------- --------------------- ------------------

                                   Appendix 3
                          Form of Authorization Letter

June 15, 2005

Broker Name
Broker Address
City, State Zip

Re:  Brokerage Statements of

Ladies and Gentlemen:

The above referenced  person is an employee of Mazama Capital  Management,  Inc.
Federal  securities  laws  require  that  we  monitor  the  personal  securities transactions of certain key personnel.  By this  Authorization  Letter,  and the acknowledgement of the employee below,  please update the forwarding address for all duplicate  copies of the employee's  brokerage  statements  and  transaction confirmations to:

                  Compliance Department
                  Mazama Capital Management, Inc.
                  One S.W. Columbia Street, Suite 1500
                  Portland, Oregon 97258

Should you have any questions, please contact the undersigned at 503-944-6249.

                                  Very truly yours,

                                  Shannon M. Lynch
                                  Compliance Officer

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                           Signature:

Name:
SSN:
Account #:

                                   Appendix 4

                             Employee Certification
 (complete within ten days of employment and the first thirty days of each year)

                          Date Submitted: _____________

I hereby  certify  that I have  read and  understand  and  agree to abide by the policies  set  forth  in  the  Mazama  Capital  Management,  Inc.  Policies  and
Procedures and Code of Ethics.

Privacy Policy

I have read and  agree to  comply  with the  Privacy  Policy  of the  Compliance
Manual.  My  initials  certify  that  I have  not  provided  material  nonpublic
information  to  any   unaffiliated   third  parties  except  in  the  following
circumstances:

     o    As necessary  to provide the service that the client has  requested or authorized, or to maintain and service the client's account;
     o    As required by regulatory authorities or law enforcement officials who
          have  jurisdiction  over  Mazama  Capital  Management,   Inc.,  or  as
          otherwise required by an applicable law; and
     o    To the extent  reasonable  necessary to prevent fraud and unauthorized transactions.

E-mail and Electronic Communications Policy

I have read and agree to comply  with the E-mail and  Electronic  Communications
Policy. My initials certify that I have not used any personal e-mail account for any business  related items including  communication  with clients,  consultants and/or any vendor to Mazama Capital Management, Inc.

SEC Rule 206(4)-4

To meet the disclosure requirements of SEC Rule 206(4)-4 under the Advisers Act, my initials certify that I have disclosed all legal and disciplinary  events for which I am, or have been,  personally involved,  including information regarding any actions or fines by any Self-Regulatory Organization.

Insider Trading Policy

To comply with the Insider Trading Policy of the Policies and Procedures  Manual
and if  applicable,  the Access  Person  reporting  requirements  of the Code of
Ethics, my initials certify that I have ready and understand the Insider Trading
Policy, and that should I become  knowledgeable of material  non-public "inside"
information, I will notify the firm's Chief Compliance Officer immediately.

Personal Securities Transactions & Records Policy

To comply with the Personal Securities  Transactions & Records Policy of the
Compliance Manual and, if applicable,  the Access Person reporting  requirements of the Code of Ethics,  I further  certify that I have directed each broker with whom I have an account to send to the Mazama Capital Management, Inc. designated compliance officer duplicate copies of all confirmations and periodic statements relating to my account(s) and have complied with the reporting  requirements  of the policy and code of ethics.  By  initialing I indicate my status in reporting personal transactions and holdings. PLEASE INITIAL ONE OF THE BELOW OPTIONS.

_____No  member of my immediate  family or  household  maintains  any  brokerage accounts or beneficially owns any securities that require reporting as indicated
in the Personal  Securities  Transactions & Records Policy of the Compliance
Manual.

_____Information  regarding  all  securities  accounts  maintained  by me or any member of my immediate family or household accompanies this certificate.

_____I have already  disclosed all securities  accounts  maintained by me or any member of my immediate  family or household to Mazama Capital  Management,  Inc.
and there have been no changes.

_____I have already disclosed securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management,  Inc., but new account information is attached to the back of this certificate.

____________________________                     __________________________
Employee Signature                               Date Submitted

____________________________
Employee Name (Printed)

Reviewed:_______________________________________________________________________
         (Compliance Officer Signature)          Date

                                   Appendix 5
                          Quarterly Transaction Report
                    (complete within ten days of the quarter)
                           Date Submitted: ___________

      Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.  TRANSACTIONS

-------------------------- --------- ----------- ----------------------- ---------------- ---------------
 Name of Covered Security   Broker    Number of   Nature of Transaction   Purchase Price     Date of
                                       Shares        (i.e, buy, sale)                       Transaction
-------------------------- --------- ----------- ----------------------- ---------------- ---------------

2.  BROKERAGE ACCOUNTS OPENED DURING QUARTER

--------------------------------------------------------- ----------------- -------------------------
                 Name of Institution and                   Account Number      Have you requested
    Account Holders' Name (i.e., you, spouse, child)                         duplicate statements?
--------------------------------------------------------- ----------------- -------------------------

Reviewed: ______________________________________
              (compliance officer signature)

Date: __________________________________________

                                   Appendix 6
                             Annual Holdings Report
                (to be completed within thirty days of each year)
                                Date: ___________

      Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.   HOLDINGS

--------------------------------------------------------- ----------------- ---------------------------
                  Name of Covered Security                Number of Shares      Value of Security
--------------------------------------------------------- ----------------- ---------------------------

2.   BROKERAGE ACCOUNTS

--------------------------------------------------------- ----------------- ---------------------------
                 Name of Institution and                   Account Number       Have you requested
    Account Holders' Name (i.e., you, spouse, child)                          duplicate statements?
--------------------------------------------------------- ----------------- ---------------------------

Reviewed: _____________________________________
              (compliance officer signature)

Date: _________________________________________

                                   Appendix 7
                    Personal Trade Order Pre-Clearance Ticket

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